Exhibit 99.1

Intermolecular Announces Third Quarter 2015 Results

SAN JOSE, Calif., November 5, 2015 -- Intermolecular, Inc. (NASDAQ: IMI) - a leader in engineered materials solutions - today announced results for its third quarter ended September 30, 2015

Third Quarter Fiscal 2015 Results

Revenue for the third quarter of 2015 was $11.5 million, compared to $10.9 million in the same period a year ago. Program revenue was $8.7 million for the quarter, compared to $7.7 million in the prior year. Licensing and royalty revenue was $2.8 million, compared to $3.2 million in the prior year.

As reported under GAAP, the Company reported a net loss of $(5.8) million, or $(0.12) per share, for the third quarter of 2015, compared to net loss of $(5.0) million, or $(0.11) per share, for the third quarter of 2014.

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

Non-GAAP net loss for the quarter ended September  30, 2015 was $(4.7) million, or $(0.10) per share. This compared with non-GAAP net loss of $(3.2) million, or $(0.07) per share, for the third quarter of 2014.

“I am happy with the results of our third quarter, as we continue to move forward with new customers in the major areas that we believe are key to Intermolecular’s future growth and profitability”, stated Bruce McWilliams, President and CEO of Intermolecular. “Our new business model is resonating with customers, and the tangible results of this approach are reflected in the strong 21% quarter over quarter program revenue growth we had in the third quarter.  Our growing confidence in our new product offerings is reflected in our outlook for the fourth quarter of this year”.

Outlook for Fourth Quarter 2015

The following statements are based on current expectations for the fourth quarter of 2015. The Company does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

∠	Intermolecular projects revenue in the range of $12.0 million to $13.0 million.
∠

Non-GAAP net loss, which excludes stock-based compensation expense, is projected between $(3.0) million and $(4.0) million, or between $(0.06) to $(0.08) per share, on approximately 49 million shares outstanding.

Conference Call Today

Intermolecular will host a conference call and simultaneous audio-only webcast at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time with Bruce McWilliams, president and chief executive officer, and Rick Neely, senior vice president and chief financial officer, for Intermolecular.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast (audio only) of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® is the world’s leading pure play supplier of products and services for the evaluation of high technology engineered thin-film materials. Intermolecular provides solutions to advanced technical problems in thin-film materials development for next generation technology products.  Intermolecular utilizes proprietary methods to accelerate deep and rapid understanding of the characteristics of thin-film engineered materials. The company’s products and services consist of information products, tools, and materials formulations that enable its customers’ R&D departments to efficiently evaluate, select and integrate materials that are critical to their next generation products.  Intermolecular’s product solutions create significant economic value for its customers by enabling them to rapidly discover and create new options for mission-critical materials decisions. Founded in 2004, Intermolecular is based in San Jose, California.  “Intermolecular” and the Intermolecular logo are registered trademarks; and “HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, recent efforts to expand our product offerings to a broader customer base, including our ability to realize cost savings as well as make the necessary investments in new technology and product capabilities; the effects of our engagement with our key markets and customers and our focus on customers that are semiconductor companies; our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; our backlog and our expectations that it will convert to revenue; the ability of our new business model to generate long-term shareholder returns; the extent to which the IP we have generated will generate revenue in the future, whether through royalties or sale of such assets; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole; the strength of our intellectual property and patent portfolio; expectations of customers with respect to their business and technology in the fourth quarter of 2015 and beyond, including but not limited to implementation of their technology roadmaps (including timing), performance relative to the competitors in their respective fields, and successful volume manufacturing and commercialization of products that incorporate our technology; the scalability of our financial model and future earnings leverage; and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers and sale of our assets. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our 2014 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Program revenue	$8,684	$7,699	$22,958	$23,450
Product revenue	-	-	75	-
Licensing and royalty revenue	2,844	3,156	9,334	13,244
Total revenue	11,528	10,855	32,367	36,694
Cost of revenue	5,048	6,167	15,155	18,371
Gross profit	6,480	4,688	17,212	18,323

Operating expenses:
Research and development	7,422	5,023	21,082	18,191
Sales and marketing	1,639	1,321	4,535	4,348
General and administrative	3,171	3,134	9,767	9,544
Restructuring charges	-	-	-	1,361
Total operating expenses	12,232	9,478	35,384	33,444

Operating loss	(5,752)	(4,790)	(18,172)	(15,121)
Interest expense, net	(52)	(159)	(307)	(532)
Other income (expense), net	(18)	(13)	(11)	(13)
Loss before provision for income taxes	(5,822)	(4,962)	(18,490)	(15,666)
Income tax provision	2	1	7	7
Net loss	$(5,824)	$(4,963)	$(18,497)	$(15,673)

Basic and diluted net loss per common share	$(0.12)	$(0.11)	$(0.38)	$(0.34)

Shares used in basic and diluted net loss per common share	48,621	46,842	48,055	46,655

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of September 30,	As of December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$3,301	$21,765
Marketable securities	31,193	43,304
Total cash, cash equivalents and marketable securities	34,494	65,069
Accounts receivable, net	7,864	5,321
Inventory, current portion	-	34
Prepaid expenses and other current assets	1,177	1,784
Total current assets	43,535	72,208

Inventory, net of current portion	4,180	5,894
Property and equipment, net	16,088	19,106
Intangible assets, net	7,316	7,941
Other assets	513	288
Total assets	$71,632	$105,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,764	$862
Accrued compensation and employee benefits	4,342	1,628
Deferred revenue	2,072	3,540
Accrued liabilities	2,320	2,101
Note payable	-	2,000
Total current liabilities	10,498	10,131

Note payable, net of current portion	-	21,000
Deferred revenue, net of current portion	130	1,103
Other long-term liabilities	3,558	2,938
Total liabilities	14,186	35,172

Stockholders’ equity:
Common stock	49	48
Additional paid-in capital	207,788	202,139
Accumulated other comprehensive loss	(9)	(37)
Accumulated deficit	(150,382)	(131,885)
Total stockholders’ equity	57,446	70,265
Total liabilities and stockholders’ equity	$71,632	$105,437

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(18,497)	$(15,673)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	7,468	8,149
Stock-based compensation	4,788	4,529
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(136)	656
Inventory	263	50
Accounts receivable	(2,543)	770
Accounts payable	745	(1,231)
Accrued and other liabilities	3,542	(440)
Deferred revenue	(2,441)	1,596
Net cash (used in) provided by operating activities	(6,811)	(1,594)
Cash flows from investing activities:
Purchase of short-term investments	(32,118)	(45,171)
Redemption of short-term investments	44,114	785
Purchase of property and equipment	(933)	(2,568)
Capitalized intangible assets	(577)	(1,160)
Net cash provided by (used in) investing activities	10,486	(48,114)
Cash flows from financing activities:
Payment of debt	(23,000)	(1,500)
Proceeds from exercise of common stock options	861	1,175
Net cash (used in) provided by financing activities	(22,139)	(325)
Net (decrease) increase in cash and cash equivalents	(18,464)	(50,033)
Cash and cash equivalents at beginning of period	21,765	72,083
Cash and cash equivalents at end of period	$3,301	$22,050

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation and restructuring related charges. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

GAAP cost of net revenue	$5,048	$6,167	$15,155	$18,371
Stock-based compensation expense (a)	(172)	(407)	(956)	(955)
Non-GAAP cost of net revenue	$4,876	$5,760	$14,199	$17,416

GAAP gross profit	$6,480	$4,688	$17,212	$18,323
Stock-based compensation expense (a)	172	407	956	955
Non-GAAP gross profit	$6,652	$5,095	$18,168	$19,278

As a percentage of net revenue:
GAAP gross margin	56.2%	43.2%	53.2%	49.9
Non-GAAP gross margin	57.7%	46.9%	56.1%	52.5

GAAP operating loss	$(5,752)	$(4,790)	$(18,172)	$(15,121)
Stock-based compensation expense (a):
- Cost of net revenue	172	407	956	955
- Research and development	320	296	1,338	876
- Sales and marketing	157	412	680	1,072
- General and administrative	496	621	1,814	1,626
Restructuring charges (b)	-	-	-	1,361
Non-GAAP operating loss	$(4,607)	$(3,054)	$(13,384)	$(9,231)
	.
GAAP net loss	$(5,824)	$(4,963)	$(18,497)	$(15,673)
Stock-based compensation expense (a)	1,145	1,736	4,788	4,529
Restructuring charges (b)	-	-	-	1,361
Non-GAAP net loss	$(4,679)	$(3,227)	$(13,709)	$(9,783)

Shares used in computing Non-GAAP basic and diluted earnings per share	48,621	46,842	48,055	46,655

Non-GAAP earnings per share:
Basic and diluted net loss per common share	$(0.10)	$(0.07)	$(0.29)	$(0.21)

(a)

Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

(b)	Restructuring charges incurred in connection with a reduction in headcount primarily comprised of employee severance and benefit costs.

CONTACT:

Rick Neely

Intermolecular, Inc.

Sr. Vice President and Chief Financial Officer

rick.neely@intermolecular.com

+1.408.582.5430